UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2026

SENTIENT BRANDS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34861	86-3765910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 N Gould Street, Suite 61963

Sheridan, Wyoming 82801

(Address of principal executive offices) (zip code)

(646) 202-2897

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 23, 2026, the Board of Directors (the “Board”) of Sentient Brands Holdings Inc. (the “Company”) adopted resolutions authorizing the Company’s management to engage specialized litigation counsel to pursue legal remedies in connection with certain historical transactions and share issuances identified by the Board. The Board adopted these resolutions in connection with its ongoing review of historical corporate actions, including allegations of self-dealing and the unauthorized and dilutive issuance of equity that the Board has determined occurred without the authorization of a majority-independent Board and without corresponding capital consideration to the Company.

The Board has directed that the principal objective of the engagement be “Compliance and Restitution,” focused on enforcing the Company’s contractual rights, including under the Share Exchange Agreement with American Industrial Group, Inc. (“AIG”), and on recovering assets for the Company’s treasury. The remedies the Board has authorized counsel to pursue include, without limitation, the recovery and cancellation of equity the Board has identified as having been improperly issued, and the resolution of disputes relating to the issuance of debt instruments that the Board believes infringed upon the rights of senior debt holders and investors. The Board authorized litigation counsel to prepare and serve formal demands for restitution upon relevant former management and service providers as a prerequisite to the filing of any formal court complaint.

The Board further authorized management to coordinate with the group of investors that are parties to a Joint Representation and Confidentiality Agreement in order to pursue these claims on a unified basis. Under the resolutions, any final settlement agreement and the filing of any formal court complaint must be presented to, and approved by, the Board before execution or filing. The officers of the Company were authorized to take the actions necessary to carry out the intent of the resolutions while maintaining the confidentiality of the litigation strategy.

As of the date of this Current Report on Form 8-K, no formal court complaint has been filed, no demand has resulted in a binding settlement, and the Company can provide no assurance as to the timing, outcome, or amount of any recovery, restitution, or cancellation of securities that may result from the matters described above. The Company has provided the foregoing disclosure on a voluntary basis and does not undertake to disclose the Company’s litigation strategy. The Company undertakes to make such further disclosures regarding these matters as may be required by the federal securities laws.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the Company’s engagement of litigation counsel and its anticipated efforts to seek compliance, restitution, recovery of assets, and the cancellation of securities. These statements are based on current expectations, estimates, and projections about the Company’s business and the matters described above, management’s beliefs, and certain assumptions made by management, and involve risks and uncertainties. Actual results may differ materially from those expressed or implied by these forward-looking statements. Factors that could cause actual results to differ include, without limitation, the inherent uncertainties of litigation and dispute resolution, the Company’s ability to obtain restitution or recover or cancel securities, the cooperation of third parties, the costs of pursuing such remedies, and general economic and market conditions. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect future events or circumstances, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTIENT BRANDS HOLDINGS INC.

Date: June 23, 2026	By:	/s/ Serge Knazev
Serge Knazev
President, Chief Operating Officer and
Acting Principal Executive Officer